Exhibit 23.7

To the Managing Board of Euronext N.V.

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 18, 2006, with respect to the consolidated financial statements of Euronext N.V., Amsterdam, The Netherlands included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-137506) and related Prospectus of NYSE Euronext, Inc. for the registration of 269,678,387 shares of its common stock.

Amsterdam, The Netherlands
October 27, 2006

/s/ Ernst & Young Accountants